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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12
MAXIM PHARMACEUTICALS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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January 19, 2005

Dear Stockholder:

        On behalf of the Board of Directors and management of Maxim Pharmaceuticals, Inc., I invite you to our Annual Meeting of Stockholders to be held on Friday, February 18, 2005, 9:00 a.m. EST at the Waldorf Astoria, Beekman Suite, 301 Park Avenue, New York, New York 10022.

        It is important to us that your shares be represented at the Annual Meeting of Stockholders whether or not you plan to attend. You can be sure your shares are voted at the Annual Meeting of Stockholders in accordance with your preferences by properly completing, signing and returning your proxy card in the enclosed envelope as soon as possible.

        We also invite those of you in Europe unable to attend the Annual Meeting of Stockholders to attend a management update meeting to be held Wednesday, February 16, 2005, 8:30 a.m. European Continent Time, at the Grand Hotel, Bolinderska Rummet II, S. Blasieholmshamnen 8, 103 27 Stockholm Sweden. If you plan to attend the European management update meeting you must still return your proxy card in advance of the Annual Meeting of Stockholders to ensure that your shares are voted at the Annual Meeting of Stockholders.

        We look forward to seeing you at either our Annual Meeting of Stockholders or our European management update meeting.

                      Sincerely,

                      /s/  LARRY G. STAMBAUGH

                      Larry G. Stambaugh
                      Chairman of the Board

MAXIM PHARMACEUTICALS, INC.
8899 University Center Lane, Suite 400
San Diego, CA 92122

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On February 18, 2005

Dear Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders of Maxim Pharmaceuticals, Inc., a Delaware corporation (the "Company"). The meeting will be held on Friday, February 18, 2005 at 9:00 a.m. EST at the Waldorf Astoria, Beekman Suite, 301 Park Avenue, New York, New York 10022 for the following purposes:

1.
To elect one director to hold office until the 2008 Annual Meeting of Stockholders.

2.
To ratify the selection by the Audit Committee of the Board of Directors of KPMG LLP as independent auditors of the Company for its fiscal year ending September 30, 2005.

3.
To conduct any other business properly brought before the meeting.

        These items of business are more fully described in the Proxy Statement accompanying this Notice.

        The record date for the annual meeting is December 31, 2004. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

                      By Order of the Board of Directors,

                      /s/  JOHN D. PRUNTY

                      John D. Prunty
                      Secretary

San Diego, California
January 19, 2005

        You are cordially invited to attend the annual meeting in person. Whether or not you expect to attend the annual meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the annual meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the annual meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the annual meeting, you must obtain a proxy issued in your name from that record holder.

MAXIM PHARMACEUTICALS, INC.
8899 University Center Lane, Suite 400
San Diego, CA 92122

PROXY STATEMENT
FOR THE 2005 ANNUAL MEETING OF STOCKHOLDERS

February 18, 2005

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

        We sent you this proxy statement and the enclosed proxy card because the Board of Directors of Maxim Pharmaceuticals, Inc. (sometimes referred to as the "Company" or Maxim) is soliciting your proxy to vote at the 2005 Annual Meeting of Stockholders. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

        The Company intends to mail this proxy statement and accompanying proxy card on or about January 19, 2005 to all stockholders of record entitled to vote at the annual meeting.

Who can vote at the annual meeting?

        Only stockholders of record at the close of business on December 31, 2004 will be entitled to vote at the annual meeting. On this record date, there were 28,561,091 shares of common stock outstanding and entitled to vote.

  Stockholder of Record: Shares Registered in Your Name

        If on December 31, 2004 your shares were registered directly in your name with Maxim's transfer agent, American Stock Transfer & Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

  Beneficial Owner: Shares Registered in the Name of a Broker or Bank

        If on December 31, 2004 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

        There are two matters scheduled for a vote:

  •
  Election of one director; and

  •
  Ratification the selection of KPMG LLP as independent auditors of the Company for its fiscal year ending September 30, 2005.

How do I vote?

        You may either vote "For" the nominee to the Board of Directors or you may "Withhold" your vote for any nominee you specify. For each of the other matters to be voted on, you may vote "For" or "Against" or abstain from voting. The procedures for voting are fairly simple:

  Stockholder of Record: Shares Registered in Your Name

        If you are a stockholder of record, you may vote in person at the annual meeting or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

  •
  To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

  •
  To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

  Beneficial Owner: Shares Registered in the Name of Broker or Bank

        If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Maxim. Simply complete and mail the proxy card to ensure that your vote is counted. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

How many votes do I have?

        On each matter to be voted upon, you have one vote for each share of common stock you own as of December 31, 2004.

What if I return a proxy card but do not make specific choices?

        If you return a signed and dated proxy card without marking any voting selections, your shares will be voted "For" the election of the one nominee for director and "For" the ratification of the selection of KPMG LLP as independent auditors of the Company for its fiscal year ending September 30, 2005. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

        We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees and The Altman Group may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies, but The Altman Group will be paid its customary fee of approximately $4,500 plus out-of-pocket expenses if it solicits proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

        If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

        Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

  •
  You may submit another properly completed proxy card with a later date.

  •
  You may send a written notice that you are revoking your proxy to Maxim's Secretary at 8899 University Center Lane, Suite 400, San Diego, California 92122.

  •
  You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals due for next year's annual meeting?

        To be considered for inclusion in next year's proxy materials, your proposal must be submitted in writing by September 21, 2005, to Maxim's Secretary at 8899 University Center Lane, Suite 400, San Diego, California 92122. If you wish to submit a proposal that is not to be included in next year's proxy materials or nominate a director, you must do so by December 20, 2005, but not earlier than November 20, 2005. You are also advised to review Maxim's Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

How are votes counted?

        Votes will be counted by the inspector of election appointed for the meeting, who will separately count "For" and "Withhold" and, with respect to proposals other than the election of directors, "Against" votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as "Against" votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

        If your shares are held by your broker as your nominee (that is, in "street name"), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to "discretionary" items, but not with respect to "non-discretionary" items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange on which your broker may vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes.

How many votes are needed to approve each proposal?

  •
  For the election of directors, the one nominee receiving the most "For" votes (among votes properly cast in person or by proxy) will be elected. Only votes "For" or "Withheld" will affect the outcome.

  •
  To be approved, the ratification of the selection of KPMG LLP as independent auditors of the Company for its fiscal year ending September 30, 2005 must receive a "For" vote from the majority of shares present and entitled to vote either in person or by proxy. If you "Abstain" from voting, it will have the same effect as an "Against" vote. Broker non-votes will have no effect.

What is the quorum requirement?

        A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by stockholders present at the meeting or by proxy. On the record date, there were 28,561,091 shares outstanding and entitled to vote. Thus 14,280,546 shares must be represented by stockholders present at the meeting or by proxy to have a quorum.

        Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

        Preliminary voting results will be announced at the annual meeting. Final voting results will be published in the Company's quarterly report on Form 10-Q for the second quarter of 2005.

PROPOSAL 1

ELECTION OF DIRECTORS

        Our Board of Directors is divided into three classes. Effective immediately prior to the annual meeting, each class will consist of one to three directors, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors, unless the Board determines that such vacancy shall be filled by the stockholders. A director elected by the Board to fill a vacancy in a class shall serve for the remainder of the full term of that class, and until the director's successor is elected and qualified. This includes vacancies created by an increase in the number of directors.

        Effective immediately prior to the annual meeting, there will be one director in the class whose term of office expires in 2005. In September 2004, the Board expanded the size of the Board from seven to eight members and upon the recommendation of the Company's Governance and Nominating Committee, following an evaluation by such committee of John F. Bedard's qualifications, elected Mr. Bedard to serve as a director, effective October 2004. The Board subsequently reduced the authorized number of directors from eight to seven due to the resignation of Theodor H. Heinrichs in December 2004. In January 2005, Mr. Bedard and Gary E. Frashier were recommended for election to the Company's Board by the Governance and Nominating Committee, comprised solely of non-management directors of the Company. Mr. Frashier is currently a director of the Company who was previously elected by the stockholders. In January 2005, Mr. Frashier elected not to stand for re-election at the annual meeting due to personal reasons. Due to Mr. Frashier's decision not to stand for re-election at the annual meeting, the Board further reduced the authorized number of directors from seven to six, effective immediately prior to the annual meeting, resulting in one director, Mr. Bedard, standing for re-election at the annual meeting. If elected at the annual meeting, Mr. Bedard would serve until the 2008 Annual Meeting of Stockholders and until his successor is elected and has qualified, or until the director's death, resignation or removal. It is the Company's policy to encourage directors and nominees for director to attend the annual meeting. All of the nominees for election as a director at the 2004 Annual Meeting of Stockholders and directors who were serving as a director at the time of the 2004 Annual Meeting of Stockholders attended the 2004 Annual Meeting of Stockholders in person, with the exception of Mr. Frashier who attended telephonically.

        Directors are elected by a plurality of the votes properly cast in person or by proxy. The one nominee receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominee named below. If the nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by Maxim's management. Mr. Bedard has agreed to serve if elected. Our management has no reason to believe that Mr. Bedard will be unable to serve.

        The following is a brief biography of the nominee and each director whose term will continue after the annual meeting.

NOMINEE FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2008 ANNUAL MEETING

        John F. Bedard, age 55, has served as a director of the Company since 2004. Mr. Bedard has been engaged as a principal in a pharmaceutical consulting practice since 2002. Prior to that, he served in senior management positions during a 15-year career at Bristol-Myers Squibb, a pharmaceutical company, most recently as Vice President, FDA Liaison and Global Strategy. In that position, Mr. Bedard was the liaison with the FDA for new drug development, and he was also responsible for global development plans and registration activities for new drugs. Before his tenure at Bristol-Myers

Squibb, Mr. Bedard held senior regulatory affair positions at Smith Kline & French Laboratories and Ayerst Laboratories.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF THE NAMED NOMINEE.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2006 ANNUAL MEETING

        F. Duwaine Townsen, age 71, has served as a director of the Company since 1993. Mr. Townsen is a General Partner and a founder of EndPoint Late-Stage Fund, a late-stage life science fund whose formation began in early 1999. Additionally, Mr. Townsen has served as a Managing Partner of Ventana Growth Funds, a group of five venture capital funds, since 1983. From 1961 to 1964, Mr. Townsen served as an auditor at Arthur Young, a predecessor public accounting firm to Ernst & Young LLP. Mr. Townsen is also a director at the Corporate Directors Forum, a corporate governance organization, and a director emeritus of Cymer, Inc., a supplier of excimer light sources to the semiconductor industry.

        Robert L. Zerbe, M.D., age 54, has served as a director of the Company since 2002. Dr. Zerbe is the Chief Executive Officer and Founder of QuatRx Pharmaceuticals Company, a private biopharmaceutical company. Until 2000, Dr. Zerbe was employed by Pfizer as the Senior Vice President of Global Research and Development and Director of Development Operations. From 1993 to 2000, Dr. Zerbe served at the Parke-Davis Pharmaceutical Research Division of Warner-Lambert as Senior Vice President Worldwide, Clinical Research and Development. From 1982 to 1993, Dr. Zerbe served in various senior research positions at Eli Lilly and Company. Dr. Zerbe also serves as a director of A.P. Pharma, a specialty pharmaceutical company.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2007 ANNUAL MEETING

        Per-Olof Mårtensson, age 67, has served as a director of the Company from 1993 to 1995 and again beginning in 1996. Mr. Mårtensson is a director of Karo Bio AB, a pharmaceutical company, and has served as its Chairman since 2000, and from 1997 to 1998. From 1998 to 2000, and from 1991 to 1997, Mr. Mårtensson served as President and Chief Executive Officer of Karo Bio AB. Since 1990, Mr. Mårtensson has owned and operated POM Advisory Services AB, an independent consulting firm. From 1992 to 1995, Mr. Mårtensson served as Chairman of Skandigen AB, a diversified investment company. From 1987 to 1990, Mr. Mårtensson served as President of Pharmacia LEO Therapeutics AB, and as Executive Vice President of Pharmacia AB, both biopharmaceutical companies. From 1985 to 1990, Mr. Mårtensson served as President and Chief Executive Officer of AB LEO, also a biopharmaceutical company. From 1979 to 1981 Mr. Mårtensson served as President, Pharmaceutical Operations for AB Astra, and from 1981 to 1984 as President and Chief Executive Officer of AB Ferrosan. Mr. Mårtensson currently serves on a number of boards including as the Chairman of the Board of BioInvent International AB and as the Vice Chairman of the Board of Photocure a/s.

        Larry G. Stambaugh, age 57, has served as the Company's Chairman of the Board of Directors, President and Chief Executive Officer since 1993. From 1989 to 1992, Mr. Stambaugh served in a number of positions at ABC Laboratories, Inc., an international contract science research laboratory, including Chairman of the Board of Directors, President and Chief Executive Officer. From 1983 to 1989, Mr. Stambaugh served as Executive Vice President and Chief Financial Officer of CNB Financial Corporation, a multi-bank holding company. Mr. Stambaugh has been active in corporate governance education for over 20 years and is the past chairman and on the board of the Corporate Directors Forum.

        Wayne P. Yetter, age 59, has served as a director of the Company since 2003. Mr. Yetter became the President and Chief Executive Officer of Odyssey Pharmaceuticals, Inc., a specialty pharmaceuticals subsidiary of PLIVA, d.d., in November 2004. Mr. Yetter was the founder of BioPharm Advisory, LLC in 2003 and served as Chairman of the Board of Directors and Chief Executive Officer of Synavant Inc., a pharmaceutical customer relationship management solutions company, from 2000 to 2003. From 1999 to 2000, Mr. Yetter served as Chief Operating Officer at IMS Health, Inc., which provides information services for the healthcare industry. From 1997 to 1999, he served as President and Chief Executive Officer of Novartis Pharmaceuticals Corporation. From 1994 to 1997, he served as President and Chief Executive Officer of Astra Merck, Inc., a division of Merck & Co. From 1991 to 1994, Mr. Yetter served as General Manager and then President of Astra Merck. Mr. Yetter currently serves on the Board of Directors of Transkaryotic Therapies, Inc., Noven Pharmaceuticals, Inc. and Matria Healthcare, Inc.

INDEPENDENCE OF THE BOARD OF DIRECTORS

        As required under The Nasdaq Stock Market, or Nasdaq, listing standards, a majority of the members of a listed company's board of directors must qualify as "independent," as affirmatively determined by the board of directors. The Board consults with the Company's counsel to ensure that the Board's determinations are consistent with all relevant securities and other laws and regulations regarding the definition of "independent," including those set forth in pertinent listing standards of the Nasdaq, as in effect time to time.

        Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board affirmatively has determined that all of the Company's directors are independent directors within the meaning of the applicable Nasdaq listing standards, except for Mr. Stambaugh, the Company's President and Chief Executive Officer.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES

        As required under Nasdaq listing standards, the Company's independent directors will meet in regularly scheduled executive sessions at which only independent directors are present. Persons interested in communicating to the Board their concerns or issues may address correspondence to the full Board, a particular director or to a particular committee of the Board, in care of Maxim Pharmaceuticals, Inc. at 8899 University Center Lane, Suite 400, San Diego, California 92122. If no particular director is named, letters will be forwarded, depending on the subject matter, to the Chair of the Audit, Compensation, or Governance and Nominating Committee.

        The Board has three committees: an Audit Committee, a Compensation Committee, and a Governance and Nominating Committee. The following table provides membership and meeting information for fiscal 2004 for each of the Board committees:

Name	Audit		Compensation		Governance and Nominating
Gary E. Frashier			X	*
Theodor H. Heinrichs[1]	X				X
Per-Olof Mårtensson	X		X		X	*
F. Duwaine Townsen	X	*	X
Wayne P. Yetter	X				X
Robert L. Zerbe, M.D.					X
Total meetings in fiscal year 2004	9		3		4

*
Committee Chairperson

1
Mr. Heinrichs resigned as a director of the Company on December 18, 2004 due to personal reasons.

        Below is a description of each committee of the Board of Directors. The Board of Directors has determined that each member of each committee meets the applicable rules and regulations regarding "independence" and that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to the Company.

AUDIT COMMITTEE

        The Audit Committee of the Board of Directors oversees the Company's corporate accounting and financial reporting process. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of the independent auditors; determines and approves the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on the Company's audit engagement team as required by law; confers with management and the independent auditors regarding the effectiveness of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; reviews the financial statements to be included in the Company's Annual Report on Form 10-K; and discusses with management and the independent auditors the results of the annual audit and the results of the Company's quarterly financial statements. Four directors comprised the Audit Committee during fiscal 2004: Messrs. Heinrichs, Mårtensson, Townsen and Yetter. The Audit Committee met nine times during the fiscal year. The Audit Committee has adopted a written Audit Committee Charter which is available on the Company's website at www.maxim.com.

        The Board of Directors annually reviews the Nasdaq listing standards definition of independence for Audit Committee members and has determined that all members of the Company's Audit Committee are independent (as independence is currently defined in Rule 4350(d)(2)(A)(i) and (ii) of the Nasdaq listing standards). The Board of Directors has determined that Mr. Townsen qualifies as an "audit committee financial expert," as defined in applicable Securities and Exchange Commission, or SEC, rules. The Board made a qualitative assessment of Mr. Townsen's level of knowledge and experience based on a number of factors, including his formal education and experience as an auditor for a public accounting firm.

COMPENSATION COMMITTEE

        The Compensation Committee of the Board of Directors reviews and recommends to the Board the overall compensation strategy and policies for the Company. The Compensation Committee reviews and recommends to the Board all corporate performance goals and objectives relevant to the compensation of the Company's executive officers and other senior management; reviews and recommends to the Board the compensation and other terms of employment of the Company's Chief Executive Officer; reviews and recommends to the Board the compensation and other terms of employment of the other executive officers and senior management; reviews and recommends to the Board the compensation of Board members; and administers the Company's stock option and purchase plans, pension and profit sharing plans, stock bonus plans, deferred compensation plans and other similar programs. Three directors comprised the Compensation Committee during fiscal 2004: Messrs. Frashier, Mårtensson and Townsen. All members of the Company's Compensation Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards). The Compensation Committee met three times during the fiscal year.

GOVERNANCE AND NOMINATING COMMITTEE

        The Governance and Nominating Committee of the Board of Directors is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors, recommending to the Board for selection candidates for election to the Board, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of the Board, establishing a process for monitoring compliance with the Company's Code of Business Conduct and Ethics and recommending guidelines and policies for corporate governance for adoption by the Board. Four directors comprised the Governance and Nominating Committee during fiscal 2004: Messrs. Heinrichs, Mårtensson, Yetter and Zerbe. All members of the Governance and Nominating Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards). The Governance and Nominating Committee met four times during the fiscal year. The Governance and Nominating Committee has adopted a written Governance and Nominating Committee Charter which is available on the Company's website at www.maxim.com.

        The Governance and Nominating Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Governance and Nominating Committee also considers such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company's stockholders. However, the Governance and Nominating Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Governance and Nominating Committee considers diversity, age, skills and such other factors as it deems appropriate given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Governance and Nominating Committee reviews such directors' overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair such directors' independence. In the case of new director candidates, the Governance and Nominating Committee also determines whether the nominee must be independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Governance and Nominating Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Governance and Nominating Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Governance and Nominating Committee meets to discuss and consider such candidates' qualifications and then selects a nominee for recommendation to the Board by majority vote. The Governance and Nominating Committee paid $739 to a third party to assist in the process of identifying or evaluating director candidates in fiscal 2004. To date, the Governance and Nominating Committee has not rejected a timely director nominee from a stockholder or stockholders holding more than 5% of our voting stock.

        The Governance and Nominating Committee will consider director candidates recommended by stockholders. The Governance and Nominating Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether the candidate was recommended by a stockholder or not. Stockholders who wish to recommend individuals for consideration by the Governance and Nominating Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Governance and Nominating Committee at the following address: 8899 University Center Lane, Suite 400, San Diego, California 92122 at least 120 days prior to the anniversary date of the mailing of the Company's proxy statement for the last Annual Meeting of Stockholders. Submissions must include the full name of the proposed nominee, a description of the proposed nominee's business experience for at least the previous five years, complete biographical information, a description of the proposed nominee's qualifications as a director and a representation that the nominating stockholder is a beneficial or record owner of the Company's stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

MEETINGS OF THE BOARD OF DIRECTORS

        The Board of Directors met eight times during the last fiscal year. Each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member, respectively.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

        The Company's Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Stockholders who wish to communicate with the Board may do so by sending written communications addressed to the full Board, a specific member of the Board or to a particular committee of the Board at 8899 University Center Lane, Suite 400, San Diego, California 92122. All communications will be compiled by the Secretary of the Company and submitted to the Board or the individual directors on a periodic basis. These communications will be reviewed by one or more employees of the Company designated by the Board, who will determine whether they should be presented to the Board. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations and hostile communications). All communications directed to the Audit Committee in accordance with the Company's Open Door Policy for Reporting Complaints that relate to questionable accounting or auditing matters involving the Company will be promptly and directly forwarded to the Audit Committee.

CODE OF ETHICS

        The Company has adopted a Code of Business Conduct and Ethics that applies to all officers (including the Company's principal executive officer, principal financial officer and controller), directors and employees. The Code of Business Conduct and Ethics is available on our website at www.maxim.com. If the Company makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

        The Audit Committee of the Board of Directors has selected KPMG LLP as the Company's independent auditors for the fiscal year ending September 30, 2005 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the annual meeting. KPMG LLP has audited the Company's financial statements since 1994. Representatives of KPMG LLP are expected to be present at the annual meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        Neither the Company's Bylaws nor other governing documents or law require stockholder ratification of the selection of KPMG LLP as the Company's independent auditors. However, the Audit Committee of the Board is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

        The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of KPMG LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

INDEPENDENT AUDITORS' FEES

        The following table represents aggregate fees for professional audit services rendered by KPMG LLP, the Company's principal accountant, for the audit of our annual financial statements for the fiscal years ended September 30, 2004 and 2003, and fees billed for other services rendered by KPMG LLP (in thousands).

	Fiscal Year Ended September 30,
	2004	2003
Audit fees	$152	$97
Audit-related fees	—	—

Audit and audit-related fees	152	97
Tax fees[1]	27	25
All other fees	—	—

Total	$179	$122

1
Tax fees consisted of fees primarily for tax compliance services.

        All fees described above were pre-approved by the Audit Committee in accordance with the policies and procedures set forth below.

        During the fiscal year ended September 30, 2004, none of the total hours expended on the Company's financial audit by KPMG LLP were provided by persons other than KPMG LLP's full-time permanent employees.

PRE-APPROVAL POLICIES AND PROCEDURES

        The Audit Committee pre-approves all audit and permissible non-audit services prior to commencement of services. Mr. Townsen, the Audit Committee Chairman, has the delegated authority to pre-approve such services and these pre-approval decisions are presented to the full Audit Committee at its next scheduled meeting. During fiscal year 2004 and 2003, the Audit Committee pre-approved 100% of the total fees to KPMG LLP.

        The Audit Committee has determined that the rendering of the services other than audit services by KPMG LLP is compatible with maintaining the principal accountant's independence.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides certain information with respect to all of the Company's equity compensation plans in effect as of the September 30, 2004.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	3,697,111	$8.69	1,447,647
Equity compensation plans not approved by security holders	728,580	$18.38	246,210

Total	4,425,691	$10.28	1,693,857

        The Company's 2000 Nonstatutory Stock Option Plan, or the 2000 Plan, is the only equity compensation plan of the Company that was effective as of September 30, 2004 that was adopted without the approval of the Company's stockholders. The 2000 Plan was adopted by the Company in August 2000 and was subsequently amended by the Company in November 2000 to allow limited grants to officers and directors. The purpose of the 2000 Plan is to assist the Company in attracting the services of new employees, directors and consultants and retaining the services of current employees, directors and consultants. The 2000 Plan provides a means by which selected employees, directors and consultants of the Company and its affiliates are given an opportunity to purchase stock in the Company thereby enhancing their efforts in the service of the Company and its stockholders. The 2000 Plan provides only for the grant of nonqualified stock options. Such options are intended not to qualify as incentive stock options under the Internal Revenue Code. The maximum number of shares of the Company's common stock that may be issued under the 2000 Plan is 750,000. In addition, the aggregate number of options granted to officers and directors must be less than 50% of the total number of shares granted under the 2000 Plan. All of the Company's employees are eligible to participate in the 2000 Plan.

        Under the 2000 Plan, the Board or Compensation Committee may provide for the grant of stock options to eligible employees. The Board or Compensation Committee determines certain provisions of each option granted, including the number of shares to be granted to each person and the time such option may be exercised. The exercise price of nonqualified stock options may not be less than 85% of the fair market value of the Company's common stock on the date of grant and such options generally include vesting provisions of up to four years. As of September 30, 2004, 79,940 shares had been issued under the 2000 Plan, options to purchase an aggregate of 423,850 shares at exercise prices ranging from $2.13 to $37.00 per share were outstanding and 246,210 shares remained available for future grant.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the ownership of the Company's common stock as of December 7, 2004 by: (i) each director, including one former director; (ii) each of the executive officers named in the Summary Compensation Table included later in this proxy statement, including two former executive officers; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock.

	Beneficial Ownership (1)
Beneficial Owner	Number of Shares	Percent of Total
Larry G. Stambaugh (2)	1,280,657	4.32%
Kurt R. Gehlsen, Ph.D. (3)	471,834	1.63%
F. Duwaine Townsen (4)	292,018	1.01%
Per-Olof Mårtensson (5)	290,333	1.01%
Theodor H. Heinrichs (6)	219,333	*
Gary E. Frashier (7)	196,000	*
Anthony E. Altig (8)	165,000	*
Robert L. Zerbe (9)	65,000	*
Wayne P. Yetter (10)	55,000	*
Pam G. Gleason (11)	50,813	*
Sharon A. Tonetta, Ph.D. (12)	26,250	*
John F. Bedard, Ph.D. (13)	3,125	*
All executive officers and directors as a group (12 persons) (14)	3,115,363	9.94%

*
Less than one percent.

(1)
This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 28,561,091 shares outstanding on December 7, 2004, adjusted as required by rules promulgated by the SEC.

(2)
Includes 10,000 shares held by Mr. Stambaugh's spouse, and 1,063,667 shares subject to stock options exercisable within 60 days of December 7, 2004.

(3)
Dr. Gehlsen's employment with the Company was terminated on October 18, 2004. Includes 453,333 shares subject to stock options exercisable within 60 days of December 7, 2004.

(4)
Includes (i) 70,793 shares held jointly by Mr. Townsen and his spouse and (ii) 790 shares held individually by Mr. Townsen's spouse. Also includes 220,000 shares subject to stock options exercisable within 60 days of December 7, 2004.

(5)
Includes 290,000 shares subject to stock options exercisable within 60 days of December 7, 2004.

(6)
Mr. Heinrichs resigned as a director of the Company on December 18, 2004. Includes 11,000 shares held by Hematec, Inc. Mr. Heinrichs is the principal equity shareholder of Hematec, Inc. Mr. Heinrichs disclaims beneficial ownership of all shares held by such entity except to the extent of his pecuniary interest therein, if any. Includes 208,333 shares subject to stock options exercisable within 60 days of December 7, 2004.

(7)
Includes 185,000 shares subject to stock options exercisable within 60 days of December 7, 2004.

(8)
Mr. Altig's employment with the Company was terminated on October 18, 2004. Includes 165,000 shares subject to stock options exercisable within 60 days of December 7, 2004, subject to possible termination of such stock options on January 18, 2005.

(9)
Includes 65,000 shares subject to stock options exercisable within 60 days of December 7, 2004.

(10)
Includes 55,000 shares subject to stock options exercisable within 60 days of December 7, 2004.

(11)
Includes 48,750 shares subject to stock options exercisable within 60 days of December 7, 2004.

(12)
Includes 26,250 shares subject to stock options exercisable within 60 days of December 7, 2004.

(13)
Includes 3,125 shares subject to stock options exercisable within 60 days of December 7, 2004.

(14)
Includes 2,783,458 shares subject to stock options exercisable within 60 days of December 7, 2004.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended September 30, 2004, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

        During the fiscal year ended September 30, 2004, each non-employee director of the Company received an annual fee of $15,000, a per-meeting fee of $1,500 for regularly scheduled board meetings and a per-meeting fee of $1,000 for telephonic board meetings. Each non-employee director also received a fee of $1,000 per committee meeting attended ($1,500 per committee meeting attended in the capacity as that committee's chairperson). In addition, the lead director received an annual lead director fee of $20,000. In the fiscal year ended September 30, 2004, the total compensation paid to non-employee directors was $257,575. Non-employee directors are also eligible for reimbursement for their expenses incurred in attending Board meetings in accordance with Company policy.

        In addition, each non-employee director received an automatic stock option grant of 25,000 shares of common stock under either the 1993 Long-Term Incentive Plan (referred to as the 1993 Plan), the 2000 Plan or the 2001 Incentive Stock Option Plan (referred to as the 2001 Plan) upon his initial election to the Board, and 25,000 shares if he attended at least 75% of the meetings held during his first fiscal year as a director. Each non-employee director also received an automatic stock option grant of 20,000 shares of common stock under either the 1993 Plan, the 2000 Plan or the 2001 Plan upon his reelection to the Board, and 20,000 shares annually thereafter if he attended at least 75% of the meetings held during a fiscal year. The exercise price of the grants to directors is equal to the fair market value of the common stock subject to the option on the date of the option grant. Consistent with the foregoing, the Company's goal is to provide non-employee directors with stock options covering approximately 170,000 shares by the end of two three-year terms.

        During the last fiscal year, the Company granted options covering an aggregate of 175,000 shares to the non-employee directors of the Company, at exercise prices ranging from $7.06 to $9.60 per share, and options covering an aggregate of 40,000 shares at an exercise price of $3.25 per share were exercised by one non-employee director.

EXECUTIVE OFFICERS OF THE COMPANY

        The executive officers of the Company, their positions with the Company and experience are set forth below.

Name	Position(s)	Age	Year in Which He/She Became an Executive Officer
Larry G. Stambaugh	President and Chief Executive Officer	57	1993
John D. Prunty	Vice President, Finance and Chief Financial Officer,	43	2004
Richard A. Mafrica	Vice President, Commercialization	47	2004
Sharon A. Tonetta, Ph.D.	Vice President, Drug Development	50	2003
Pam G. Gleason	Vice President, Human Resources	38	2002

        The officers of the Company hold office at the discretion of the Board. During fiscal year 2004, the officers of the Company devoted substantially all of their business time to the affairs of the Company for the period in which they were employed, and they intend to do so during fiscal year 2005.

        Larry G. Stambaugh has served as the Company's Chairman of the Board of Directors, President and Chief Executive Officer since 1993. From 1989 to 1992, Mr. Stambaugh served in a number of positions at ABC Laboratories, Inc., an international contract science research laboratory, including Chairman of the Board of Directors, President and Chief Executive Officer. From 1983 to 1989, Mr. Stambaugh served as Executive Vice President and Chief Financial Officer of CNB Financial

Corporation, a multi-bank holding company. Mr. Stambaugh received a B.A. in business administration from Washburn University and is a certified public accountant.

        John D. Prunty has served as the Company's Vice President, Finance and Chief Financial Officer since October 2004. Mr. Prunty joined the company as Senior Director, Finance and Controller in 2000 and served as Treasurer and Assistant Corporate Secretary beginning in 2002. From 1997 to 2000, Mr. Prunty was Senior Director, Finance and Controller at Gen-Probe Incorporated. From 1991 to 1997, Mr. Prunty served as Vice President, Finance for I-Bus, a division of Maxwell Technologies. From 1984 to 1991, Mr. Prunty worked with Ernst & Whinney and its successor firm Ernst & Young, LLP. Mr. Prunty is a certified public accountant and received a B.B.A. from the University of San Diego and a M.S. in Management from San Diego State University.

        Richard A. Mafrica has served as the Company's Vice President Commercialization since July 2004. From 1990 to 2004, Mr. Mafrica held key management positions at Amgen, Inc. in sales, corporate accounts, payer relations, strategic planning, and most recently as the Senior Director, Oncology Sales and Marketing. While at Amgen, he played a key role in establishing the Company's commercial oncology presence through long-term provider agreements, community research collaborations, medical education programs, and building world class teams that successfully launched oncology products such as Neupogen®, Neulasta™, and Aranesp™. Prior to his tenure at Amgen, Mr. Mafrica held sales and marketing positions with Wyeth-Ayerst from 1984 to 1989 and with Cardiomedics from 1989 to 1990. Mr. Mafrica received a BS in Biology from Pennsylvania State University.

        Sharon A. Tonetta, Ph.D.    has served as the Company's Vice President, Drug Development since December 2003. From 2000 to 2003, Dr. Tonetta served as Vice President, Global Clinical Research and Development for Baxter Healthcare. From 1997 to 2000, she served as Director, Medical Affairs and Clinical Development for Baxter Healthcare. From 1994 to 1997, Dr. Tonetta worked as the Director, Clinical Affairs and from 1991 to 1994 as Associate Director, Clinical Affairs for Alpha Therapeutic Corporation. Dr. Tonetta received a B.A. in biology from Cornell College, an M.S. in regulatory biology from DePaul University and a Ph.D. from Michigan State University.

        Pam G. Gleason has served as the Company's Vice President, Human Resources since June 2002. Ms. Gleason joined the Company in 2000 as the Senior Director, Human Resources. From 1996 to 2000, she served in Human Resource Management at Agouron Pharmaceuticals and ultimately Pfizer Inc. which acquired Agouron. From 1995 to 1996, Ms. Gleason worked as a recruiter for the Eastridge Group. From 1991 to 1994, Ms. Gleason worked in Human Resources and Operations Management at Macy's San Francisco. Ms. Gleason received a B.A. in Psychology from the University of California at Davis and an M.S. in Industrial/Organizational Psychology from San Diego State University.

COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY OF COMPENSATION

        The following table shows for the fiscal years ended September 30, 2004, 2003 and 2002, compensation awarded or paid to, or earned by, the Company's Chief Executive Officer and its other four most highly compensated executive officers at September 30, 2004, collectively referred to herein as the Named Executive Officers:

Long-Term Compensation Awards
	Annual Compensation			Number of Securities Underlying Options
Name and Principal Position (1)					All Other Compensation ($) (3)
	Year	Salary ($)	Bonus ($) (2)
Larry G. Stambaugh President and Chief Executive Officer	2004 2003 2002	450,000 425,000 425,000	300,000 75,000 40,000	225,000 — 450,000	7,563 6,757 5,725
Kurt R. Gehlsen, Ph.D. (4) Senior Vice President and Chief Scientific Officer	2004 2003 2002	280,000 270,000 270,000	224,000 25,000 25,000	100,000 — 125,000	2,630 4,384 5,250
Anthony E. Altig (5) Vice President, Finance, Chief Financial Officer and Secretary	2004 2003 2002	235,000 225,000 —	— 25,000 —	15,000 150,000 —	6,213 64,781 —
Sharon A. Tonetta, Ph.D. (6) Vice President, Drug Development	2004 2003 2002	208,333 — —	51,875 — —	80,000 — —	207,138 — —
Pam G. Gleason (7) Vice President, Human Resources	2004 2003 2002	169,750 170,000 156,667	37,000 30,000 —	20,000 — 30,000	4,975 4,842 4,675

(1)
The principal position for each of the Named Executive Officers reflects the offices and titles held by each of them for the fiscal year ended September 30, 2004.

(2)
Bonuses are reflected in the fiscal year earned.

(3)
All Other Compensation is comprised of the Company's nondiscretionary matching contribution to its 401(k) plan with the exception of a $60,000 hiring bonus paid to Mr. Altig and a $203,700 relocation benefit paid to Dr. Tonetta.

(4)
Dr. Gehlsen's employment as an executive officer, the Company's Chief Technical Officer and Vice President, Development, commenced on May 6, 1996. Dr. Gehlsen was promoted to the Company's Senior Vice President and Chief Scientific Officer on October 1, 2000 and Dr. Gehlsen's employment terminated on October 18, 2004.

(5)
Mr. Altig's employment commenced on October 1, 2002 and terminated on October 18, 2004.

(6)
Dr. Tonetta's employment as an executive officer, the Company's Vice President, Drug Development, commenced on December 1, 2003.

(7)
Ms. Gleason became an executive officer on June 1, 2002 with her promotion to Vice President, Human Resources.

STOCK OPTION GRANTS AND EXERCISES

        The Company grants options to its executive officers under the 2000 Plan and 2001 Plan. As of December 7, 2004, options to purchase a total of 337,837 and 2,660,800 shares were outstanding under the 2000 Plan and 2001 Plan, respectively, and options to purchase 332,187 and 1,330,597 shares remained available for grant under the 2000 Plan and 2001 Plan, respectively.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

        The following tables show for the fiscal year ended September 30, 2004, certain information regarding options granted to, exercised by, and held at year end by, the Named Executive Officers:

	Individual Grants					Potential Realizable Value at Assumed Annual Rates Of Stock Price Appreciation for Option Term (3)
		% Total Options Granted to Employees In Fiscal Year (2)
	Number of Securities Underlying Options Granted (1)
				Exercise Price ($/Sh)	Expiration Date
Name						5% ($)	10% ($)
Larry G. Stambaugh	100,000 125,000	10.45 13.06	% %	6.72 8.94	11/20/13 6/24/14	423,360 704,025	1,068,480 1,776,825
Kurt R. Gehlsen, Ph.D.	25,000 75,000	2.61 7.84	% %	6.72 8.94	11/20/13 6/24/14	105,840 422,415	355,365 1,066,095
Anthony E. Altig	15,000	1.57%		6.72	11/20/13	63,504	160,272
Sharon A. Tonetta, Ph.D.	80,000	8.36%		7.56	12/1/13	381,024	961,632
Pam G. Gleason	20,000	2.09%		6.72	11/20/13	84,672	213,696

(1)
25% of the options vest annually commencing on the anniversary date of the grant, with the exception of the options granted to Mr. Stambaugh and Dr. Gehlsen which expire June 24, 2014, which vest 50% on the date of grant and 50% on the first anniversary of the date of grant. The options will fully vest upon a change of control, as defined in the Company's option plans, unless the acquiring company assumes the options or substitutes similar options. The term of the options is ten years.

(2)
Based on options to purchase 957,125 shares granted to employees in the fiscal year ended September 30, 2004, including the Named Executive Officers.

(3)
The potential realizable value is calculated based on the term of the option at its time of grant (ten years). It is calculated assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. These amounts represent certain assumed rates of appreciation only, in accordance with the rules of the SEC, and do not reflect the Company's estimate or projection of future stock price performance. Actual gains, if any, are dependent on the actual future performance of the Company's common stock and no gain to the optionee is possible unless the stock price increases over the option term, which will benefit all shareholders.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR, AND FISCAL YEAR-END OPTION/SAR VALUES

			Number of Securities Underlying Unexercised Options/SARs at Fiscal Year-End		Value of Unexercised In-the-Money Options/SARs at Fiscal Year-End (2)
	Shares Acquired on Exercise	Value Realized on Exercise (1) ($)			Exercisable ($)	Unexercisable ($)
Name			Exercisable	Unexercisable
Larry G. Stambaugh	—	—	1,031,906	381,761	243,000	—
Kurt R. Gehlsen, Ph.D.	60,000	408,600	280,425	172,908	35,100	—
Anthony E. Altig	—	—	37,500	127,500	21,375	64,125
Sharon A. Tonetta, Ph.D.	—	—	—	80,000	—	—
Pam G. Gleason	—	—	37,500	32,500	5,400	—

(1)
Amounts reflected are based on the fair market value on the date of exercise minus the exercise price and do not indicate that the optionees sold such shares.

(2)
Based on the fair market value of the common stock as of September 30, 2004 ($2.67), the last business day in fiscal 2004.

EMPLOYMENT, SEVERANCE AND CHANGE OF CONTROL AGREEMENTS

        The Company and Mr. Stambaugh are parties to an executive employment agreement, effective as of October 1, 2004, pursuant to which Mr. Stambaugh will receive an annual salary of not less than $405,000 through September 30, 2005 and an annual salary of not less than $450,000 thereafter. Mr. Stambaugh will be eligible to receive an annual bonus in an amount up to 35% of his annualized base salary and equity compensation as determined by our Board of Directors. The employment agreement also provides that if Mr. Stambaugh's employment is terminated without cause or upon constructive discharge he will receive a severance payment equal to $450,000 per year plus health care insurance coverage for a three year period.

        The Company and Mr. Prunty are parties to an executive employment agreement, effective as of October 18, 2004, pursuant to which Mr. Prunty will receive an annual salary of not less than $210,000, and will be eligible to receive an annual bonus in an amount up to 25% of his annualized base salary and equity compensation as determined by our Board of Directors. The employment agreement provides that if Mr. Prunty's employment is terminated without cause he will be entitled to continuation of his then base salary and health benefits for six months.

        The Company and Dr. Tonetta are parties to an executive employment agreement, effective as of October 1, 2004, pursuant to which Dr. Tonetta will receive an annual salary of not less than $275,000, and will be eligible to receive an annual bonus in an amount up to 25% of her annualized base salary and equity compensation as determined by our Board of Directors. The employment agreement also provides that if Dr. Tonetta's employment is terminated without cause she will be entitled to continuation of her then base salary and health benefits for six months.

        The Company and Ms. Gleason are parties to an executive employment agreement, effective as of October 1, 2004, pursuant to which Ms. Gleason will receive an annual salary of not less than $200,000, and will be eligible to receive an annual bonus in an amount up to 20% of her annualized base salary and equity compensation as determined by our Board of Directors. The employment agreement also provides that if Ms. Gleason's employment is terminated without cause she will be entitled to continuation of her then base salary and health benefits for six months.

        The Company and Mr. Mafrica are parties to an executive employment agreement, effective as of July 22, 2004, pursuant to which Mr. Mafrica will receive an annual salary of not less than $280,000, and will be eligible to receive an annual bonus in an amount up to 25% of his annualized base salary and equity compensation as determined by our Board of Directors. The employment agreement also provides that if Mr. Mafrica's employment is terminated without cause he will be entitled to continuation of his then base salary and health benefits for six months.

PENSION PLANS AND LONG-TERM INCENTIVE PLANS

        The Company has no pension plans or long-term incentive plans.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
ON EXECUTIVE COMPENSATION1

        The Compensation Committee, composed solely of outside directors, makes recommendations concerning salaries and incentive compensation, administers and awards stock options to employees and consultants under the Company's equity incentive plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The recommendations of the Compensation Committee with respect to salaries and incentive compensation of the Company's executive officers are submitted to the Board of Directors for final approval (with Mr. Stambaugh abstaining from any vote with respect to his own compensation). Independent members of the Board are invited to attend and participate in meetings of the Compensation Committee in which executive compensation is considered. The Compensation Committee is currently composed of Messrs. Frashier, Mårtensson and Townsen.

Compensation Philosophy

        The Board's executive compensation program strongly links management pay with the Company's annual and long-term performance. The program is intended to attract, motivate and retain senior management by providing compensation opportunities that are consistent with Company performance. The program provides for base salaries which reflect such factors as level of responsibility, individual performance, internal fairness and external competitiveness; incentive cash bonus awards which are payable upon the Company's achievement of financial and management objectives approved by the Board; and long-term incentive opportunities in the form of stock options and other equity incentives which strengthen the mutuality of interest between management and the Company's stockholders. The Compensation Committee periodically reviews its executive compensation program with outside consultants. Each executive officer's target total annual compensation (i.e., salary plus bonus) is determined after a review of independent survey data regarding similarly situated executives at firms in the Company's industry. In general, total annual compensation is targeted at least at the median of the firms comprising the survey data. The firms included in the survey data are representative but are not identical to the peer group index used to compare stockholder returns. While the income tax implications of the compensation program to the Company and its division executive officers are continually assessed, including the $1 million per covered employee limitation on the compensation expenses deductible by the Company, they are not presently a significant factor in the administration of the program.

        The Company strives to provide compensation opportunities that emphasize effectively rewarding management for the achievement of critical performance objectives. The Committee supports a pay-for-performance policy that determines compensation amounts based on Company and individual performance. While the establishment of base salaries turns principally on the factors noted above, incentive bonuses for senior corporate executives are based on the performance of the Company as a whole. In addition, the program provides stock incentive opportunities designed to align the interests of executives and other key employees with other stockholders through the ownership of Common Stock. The following is a discussion of each of the elements of the Company's executive compensation program including a description of the decisions and actions taken by the Committee with respect to compensation in fiscal year 2004 for the Chief Executive Officer and all executive officers as a group.

1
The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Management Compensation Program

        Compensation paid to the Company's executive officers for fiscal 2004 (as reflected in the foregoing tables with respect to the Named Executive Officers) consisted of the following elements: base salary, incentive cash bonuses under the Company's incentive bonus plans, stock options and other equity incentives under the Incentive Plan, and other grants of options to purchase the Company's Common Stock.

Base Salary

        With respect to determining the base salary of executive officers, the Committee takes into consideration a variety of factors, including recommendations of the Chief Executive Officer (other than with respect to his own compensation), the executive's levels of responsibility and individual performance, and the salaries of similar positions in the Company and in comparable companies in the Company's industry. Base salaries generally are targeted at least at the median of the firms comprising the survey data for such comparable companies. The Committee believes that its process for determining and adjusting the base salary of executive officers is fully consistent with sound personnel practices. Annual adjustments in base salaries typically are made effective at the beginning of the fiscal year for which they are intended to apply and therefore reflect in large part the prior year's business and individual performance achievements.

Incentive Bonus Program

        The Company's incentive bonus program for its executive officers (including the Named Executive Officers) is based on the achievement of annual performance targets and other management objectives which are established annually, but which are subject to adjustment and interim review during the fiscal year as the Committee deems appropriate. The Company's targets and objectives consist of operating, strategic and financial goals that are considered to be critical to the Company's fundamental long-term goal of building stockholder value. For fiscal 2004 these goals were:

  •
  Further the advancement of the clinical development of Ceplene in high-value areas.

  •
  Accelerate research efforts to broaden the advancement of all core technologies into high-return areas.

  •
  Establish additional corporate partnerships to further develop the Company's drug candidates.

  •
  Increase the awareness and acceptance of the Company's technologies in global scientific meetings.

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  Effectively manage costs.

  •
  Manage, retain and recruit key company personnel.

        Final calculation of the Company's financial performance and determination and payment of the awards is generally made as soon as is practicable after the completion of the Company's fiscal year. Where circumstances merit, the Committee will consider making interim awards during the fiscal year. Individual incentive bonus awards to executive officers for the Company's 2004 fiscal year were determined by the Committee based on its subjective assessment of the aforementioned factors and were paid after its conclusion, with the exception of Larry Stambaugh and Kurt Gehlsen who each received a bonus award in June 2004. In the case of Dr. Gehlsen, his award was based on recognition of his efforts in connection with the successful AML trial, as well as the aforementioned factors, as assessed in June 2004.

Long-Term Incentives

        The Company's long term incentive program consists of the 2000 Plan and the 2001 Plan as well as the outstanding options under the terminated 1993 Plan, collectively referred to as the Incentive Plans. Discretionary stock-based awards are intended to create an opportunity for employees of the Company to acquire an equity ownership interest in the Company and thereby enhance their efforts in the service of the Company and its stockholders. The compensatory and administrative features of the Incentive Plans conform in all material respects to the design of standard comparable plans in industry and are, in the Committee's estimation, fair and reasonable.

        Stock options granted to the Company's executive officers and other employees of the Company typically include vesting provisions of up to four years. The Committee believes that by rationing the exercisability of these stock options over future years, the executive retention impact of the Incentive Plans will be strengthened and management's motivation to enhance the value of the Company's stock will be constructively influenced. In determining the level of stock option grants, the Committee considers, but does not formally weigh performance and the incentive compensation provided to similarly situated executives within the industry.

Chief Executive Officer Compensation

        Mr. Stambaugh's incentive bonus award for fiscal 2004 was earned under the same plan applicable to all other executive officers of the Company. Based on the performance of the Company during the fiscal year and the Committee's subjective assessment of Mr. Stambaugh's ongoing personal performance in the position of Chief Executive Officer, Mr. Stambaugh received an incentive bonus award in June 2004 equal to approximately 67% of his fiscal 2004 annual salary. Among the factors considered by the Committee in its consideration of Mr. Stambaugh's bonus were efforts in connection with the successful Phase 3 AML clinical trial, furthering the advancement of the clinical development of Ceplene in high-value areas, accelerating research efforts to broaden the advancement of all core technologies into high-return areas, establishing additional corporate partnerships to further develop the Company's drug candidates, and managing, retaining and recruiting key company personnel. No additional incentive bonus award was granted to Mr. Stambaugh in connection with the Committee's year-end performance assessment.

        On November 20, 2003, Mr. Stambaugh was granted an option to purchase 100,000 shares at $6.72 per share (the then current fair market value of the Company's common stock). 25% of such options vest annually commencing on the anniversary date of the grant. This option was granted in connection with Mr. Stambaugh's performance as Chief Executive Officer for the Company's fiscal year ended September 30, 2003. On June 24, 2004, Mr. Stambaugh was granted an option to purchase 125,000 shares at $8.94 per share (the then current fair market value of the Company's common stock). 50% of these options vested on the date of grant and 50% of these options will vest on the first anniversary of the date of the grant. This option was granted in recognition of Mr. Stambaugh's efforts in connection with the successful Phase 3 AML clinical trial and other achievements acknowledged in the Committee's June 2004 performance assessment. No additional options were granted to Mr. Stambaugh in connection with the Committee's year-end performance assessment.

        In November 2004, in connection with the Committee's year-end performance assessment, Mr. Stambaugh's employment agreement with the Company was approved for renewal. Mr. Stambaugh's renewed employment agreement provides for a 10% reduction in base salary for fiscal 2005. All other terms, including Mr. Stambaugh's severance benefits, were substantially the same in the renewed employment agreement as in his prior employment agreement. In recommending the approval of Mr. Stambaugh's renewed employment agreement, the Committee considered a number of factors relating to the benefits and costs to the Company of such action, including Mr. Stambaugh's leadership and management skills, his extensive knowledge base and contacts derived from his long tenure with the Company, the need to retain Mr. Stambaugh's services during a critical time in the Company's history, the disruption and the costs that would be incurred if the Company was not successful in retaining Mr. Stambaugh through an acceptable employment agreement, the compensation history of Mr. Stambaugh, the size of the severance benefit, and the relative likelihood and possible circumstances in which the severance benefit would be paid.

Section 162(m) Of The Internal Revenue Code

        Section 162(m) of the Code generally limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain executive officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code.

        The Committee believes that at the present time it is quite unlikely that the compensation paid to any Named Executive Officer in a taxable year, which is subject to the deduction limit, will exceed $1 million. The Committee has determined that stock options granted under the Incentive Plan with an exercise price at least equal to the fair market value of the Company's common stock on the date of grant shall be treated as "performance-based compensation" under Section 162(m) of the Code. The Compensation Committee has not yet established a policy for determining which other forms of incentive compensation awarded to its Named Executive Officers shall be designed to qualify as "performance-based compensation." The Compensation Committee intends to continue to evaluate the effects of the statute and any Treasury regulations and to comply with Code Section 162(m) in the future to the extent consistent with the best interests of the Company.

                      Gary E. Frashier, Chairman
                      Per-Olof Mårtensson
                      F. Duwaine Townsen

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Messrs. Frashier, Mårtensson and Townsen currently serve as members of the Compensation Committee. Compensation of Messrs. Frashier, Mårtensson and Townsen, as well as the Company's other non-employee directors, is determined by the entire Board with a view to attracting and retaining talented individuals to serve as directors. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Board or Compensation Committee.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS1

        The Audit Committee of the Company is composed of four independent directors and operates under a written charter adopted by the Company's Board. The members of the Audit Committee are Messrs. Heinrichs, Mårtensson, Yetter and Townsen, Chairman. The Audit Committee recommends to the Board the selection of the Corporation's independent auditors.

        Management is responsible for the Company's internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee monitors and oversees these processes on behalf of the Board.

        In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

        The Company's independent auditors also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors the firm's independence from the Company and its management.

        Based on the Audit Committee's discussion with management and the independent auditors as well as the Audit Committee's review of the representation of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements in the Corporation's Annual Report on Form 10-K for the fiscal year ended September 30, 2004 filed with the Securities and Exchange Commission.

                      Theodor H. Heinrichs
                      Per-Olof Mårtensson
                      Wayne P. Yetter
                      F. Duwaine Townsen, Chairman

                      December 13, 2004

1
The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

PERFORMANCE MEASUREMENT COMPARISON1

        The following graph shows the total stockholder return of an investment of $100 in cash on September 30, 1999 for (i) the Company's common stock, (ii) the Standards & Poor's 500 Index and (iii) the Nasdaq Biotechnology Index. All values assume reinvestment of the full amount of all dividends and are calculated as of September 30 of each year:

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG MAXIM PHARMACEUTICALS, INC., THE S & P 500 INDEX
AND THE NASDAQ BIOTECHNOLOGY INDEX

*
$100 invested on 9/30/99 in stock or index-including reinvestment of dividends. Fiscal year ending September 30.

1
The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

CERTAIN TRANSACTIONS

        In December 2000, we entered into a $2.85 million full recourse secured revolving promissory note with Mr. Stambaugh, our president and chief executive officer. The note bears interest at an annual rate of 4.0% and is secured by Mr. Stambaugh's outstanding options and shares of common stock. During the quarter ended September 30, 2002, we determined that the note to Mr. Stambaugh had become impaired because we determined that Mr. Stambaugh did not have the ability to repay the loan in full when due and recorded an allowance on the note in the amount of $700,000. During the quarter ended September 30, 2004, we recorded $1,333,000 of expense to increase the allowance on the note related to the decrease in the value of our stock and stock options held by Mr. Stambaugh collateralizing the note, following the negative Phase 3 M0104 melanoma trial results released in September 2004, and the subsequent decrease in the price of our common stock. The entire outstanding balance of principal and interest was due in December 2002. Since the note came due, Mr. Stambaugh has not had sufficient liquid assets to repay the loan in full, however, Mr. Stambaugh has paid the Company $394,000 related to the note, which includes $272,000 paid in fiscal year 2004. We are continuing to review our options and alternatives and intend to continue to pursue collection of the loan. As of December 31, 2004, the total balance due on the note was $3,023,000.

        At September 30, 2004, we were owed $922,000 from one of our officers, Dr. Gehlsen and a former officer, Dale A. Sander, resulting from unpaid loans, due in July 2004, that the individuals had with a bank, which we guaranteed in July 2001. The purpose of the bank loans was to allow the payment of income taxes associated with the exercise of stock options. Our Board determined that it was in our best interest to provide the guarantees to avoid the necessity of Dr. Gehlsen and Mr. Sander selling personal holdings of our securities during a period of depressed market prices. In October 2004, Mr. Sander paid us $25,000, the total amount he owed. The remaining balance of $897,000 is due from Dr. Gehlsen who was included in the October 2004 workforce reduction. During the fourth quarter of fiscal year 2002, we had determined that it was probable that Dr. Gehlsen would not have the ability to repay his bank loan. Therefore, we had recorded a provision for the guarantee and a liability in the amount of $900,000. Dr. Gehlsen does not currently have the assets necessary to repay the loan and we do not hold any assets as collateral. We are reviewing our options and alternatives, have full recourse and intend to continue to pursue collection of the loan from Dr. Gehlsen. As of December 31, 2004, the total balance due on the loan was $910,000.

        We have entered into indemnity agreements with certain officers and directors which provide, among other things, that we will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of us, and otherwise to the fullest extent permitted under Delaware law and our Bylaws. We have also entered into and may in the future enter into employment agreements with certain of our executive officers. See "Employment, Severance and Change of Control Agreements."

HOUSEHOLDING OF PROXY MATERIALS

        The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

        This year, a number of brokers with account holders who are Maxim stockholders will be "householding" our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement and annual report, please notify your broker. You may also direct your written request for a separate proxy statement and annual report to: Investor Relations, Maxim Pharmaceuticals, Inc., 8899 University Center Lane, Suite 400, San Diego, California 92122 or contact John D. Prunty at (858) 453-4040. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request "householding" of their communications should contact their broker.

OTHER MATTERS

        The Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                      By Order of the Board of Directors

                      /s/  JOHN D. PRUNTY

                      John D. Prunty
                      Secretary

January 19, 2005

A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2004 IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: INVESTOR RELATIONS, MAXIM PHARMACEUTICALS, INC., 8899 UNIVERSITY CENTER LANE, SUITE 400, SAN DIEGO, CALIFORNIA 92122. THE COMPANY'S SEC FILINGS ARE ALSO AVAILABLE AT THE COMPANY'S WEBSITE AT "HTTP://WWW.MAXIM.COM" OR THE SEC'S WEBSITE AT "HTTP://WWW.SEC.GOV".

MAXIM PHARMACEUTICALS, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON FEBRUARY 18, 2005

        The undersigned hereby appoints Larry G. Stambaugh and John D. Prunty, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Maxim Pharmaceuticals, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Maxim Pharmaceuticals, Inc. to be held at the Waldorf Astoria, Beekman Suite, 301 Park Avenue, New York, New York 10022 on Friday, February 18, 2005 at 9:00 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE NOMINEE LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

(Continued on other side)

☒	Please mark your votes as in this example using dark ink only.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEE FOR DIRECTOR LISTED BELOW.				THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.
		FOR	WITHHOLD AUTHORITY			FOR	AGAINST	ABSTAIN
1.	To elect the nominee for director listed below to hold office until the 2008 Annual Meeting of Stockholders.	☐	☐	2.	To ratify selection by the Audit Committee of the Board of Directors of KPMG LLC as independent auditors of the Company for its fiscal year ending September 30, 2005.	☐	☐	☐
	Nominee: John F. Bedard			Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.

Dated:

Signature (title, if any)	Signature, if held jointly

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

QuickLinks

PROPOSAL 1 ELECTION OF DIRECTORS
THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE NAMED NOMINEE.
PROPOSAL 2 RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
EQUITY COMPENSATION PLAN INFORMATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION1
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS1
PERFORMANCE MEASUREMENT COMPARISON1
CERTAIN TRANSACTIONS
HOUSEHOLDING OF PROXY MATERIALS
OTHER MATTERS